STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNER
The undersigned entities and individuals (the "Reporting Persons") hereby designate RHO
VENTURES IV (QP), L. P. (the "Designated Filer") as the beneficial owner to make filings of Schedules
13D and 13G (and any amendments thereto) pursuant to Section 13(d) of the Securities Exchange
Act of 1934 (the "Exchange Act") and of Forms 3, 4 and 5 pursuant to Section 16(a) of the Exchange
Act (collectively, the "Reports") with respect to the securities of Tercica, Inc. (the "Company").
Each Reporting Person hereby further authorizes and designates Jeffrey I. Martin and Peter
Kalkanis (each, an "Authorized Signer") to execute and file on behalf of such Reporting Person the
Reports with respect to the securities of the Company, including all Schedules 13D and 13G and
Forms 3, 4 and 5, and any amendments thereto, that the Reporting Person may be required to file with the United States Securities and Exchange Commission as a result of the Reporting Person's ownership of, or transactions in, securities of the Company.
The authority of the Designated Filer and the Authorized Signers under this document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the Reporting Person's ownership of, or transactions in, securities of the Company, unless earlier revoked in writing.  Each Reporting
Person acknowledges that the Designated Filer and the Authorized Signers are not assuming any of the Reporting Person's responsibilities to comply with Section 13(d) or Section 16 of the Exchange
Act.
Date:        November 23, 3003                                 RHO VENTURES IV, L.P.
                                                        By:        Rho Management Ventures IV, LLC
                                                        By:        /s/ Joshua Ruch
                                                                Managing Member
Date:        November 23, 3003                                 RHO MANAGEMENT VENTURES IV, LLC

                                                        By:        /s/ Mark Leschly
                                                                Managing Member
Date:         November 23, 3003                                 RHO VENTURES IV (QP), L.P.
                                                        By:        Rho Management Ventures IV, LLC
                                                                General Partner
                                                        By:         /s/ Mark Leschly
                                                                Managing Member
Date:        November 23, 3003                                 RHO VENTURES IV GmbH & CO.
                                                        BETEILIGUNGS KG
                                                        By:        Rho Capital Partners Verwaltungs
                                                                GmbH, General Partner
                                                        By:        /s/ Mark Leschly
                                                        Title:        Managing Member
Date:        November 23, 3003                                 RHO CAPITAL PARTNERS
                                                        VERWALTUNGS GmbH
                                                        By:        Rho Capital Partners, Inc.
                                                        By:        /s/ Mark Leschly
                                                        Title:        Managing Member
Date:        November 23, 3003                                 RHO MANAGEMENT TRUST I
                                                        By:        Rho Capital Partners, Inc., Trustee
                                                        By:        /s/ Mark Leschly
                                                        Title:        Managing Parter
Date:        November 23, 3003                                 RHO CAPITAL PARTNERS, INC.

                                                        By:        /s/ Mark Leschly
                                                        Title:        Managing Partner

Date:        November 23, 3003                                 /s/ Joshua Ruch
                                                        Joshua Ruch
Date:        November 23, 3003                                 /s/ Habib Kairouz
                                                        Habib Kairouz
                                                        /s/ Mark Leschly
                                                        Mark Leschly